UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 16, 2004

OGLEBAY NORTON COMPANY

(Exact Name of Registrant as Specified in Charter)

Ohio	000-32665	34-1888342
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

North Point Tower 1001 Lakeside Avenue, 15th Floor Cleveland, Ohio	44114
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (216) 861-3300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03. Bankruptcy or Receivership.

(b) Order Confirming Plan of Reorganization.

As reported in Form 8-Ks and Form 10-Qs previously filed by Oglebay Norton Company (the “Company”):

•	On February 23, 2004 (the “Petition Date”), the Company and its debtor subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), In re: ONCO Investment Company, et al., Jointly Administered, Case No. 04-10558 (JBR);

•	On July 30, 2004, the Debtors filed a Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession, along with a Second Amended Disclosure Statement related to such Plan of Reorganization;

•	On August 4, 2004, the Bankruptcy Court entered an order which, among other things, approved the Second Amended Disclosure Statement, and set a confirmation hearing on such Plan of Reorganization for September 29, 2004;

•	On October 5, 2004, the Bankruptcy Court denied confirmation of the Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession, as modified, citing concerns regarding the extent and adequacy of the Company’s insurance for asbestos claims. The Bankruptcy Court overruled all objections to confirmation that had not been previously settled other than the tort claimants’ objections;

•	On October 15, 2004, the Company filed a motion seeking, among other things, to have the Bankruptcy Court re-open the confirmation hearing to permit the Company to introduce new evidence to support the feasibility of the Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession, as modified; and

•	On November 2, 2004, the Bankruptcy Court entered an order granting the Company’s motion to re-open the confirmation hearing for the limited purpose of hearing evidence on the extent and adequacy of the Company’s insurance relating to asbestos claims.

On November 17, 2004, the Bankruptcy Court entered an Order Confirming the Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession, dated as of July 30, 2004 (and as further amended and modified pursuant to Second Amended Modifications to Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession, dated as of November 12, 2004 (the “Plan”)), of the Company and its debtor subsidiaries. A copy of the press release published on November 16, 2004 announcing the confirmation of the Plan is attached to this Form 8-K as Exhibit 99.1.

Below is a summary of the material features of the Plan. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed in the Plan. The following summary of the Plan is qualified in its entirety by reference to the full text of the Plan and the Second Amended Modifications to Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession, copies of which are filed as Exhibits 2.01 and 2.02, respectively, to this Form 8-K and incorporated herein by this reference.

In accordance with the terms of the Plan, as of the close of business on the Distribution Record Date, the stock transfer register for the Old Common Stock of the Company will be closed. The Company and its agents will have no obligation to recognize the sale or transfer of any shares of Old Common Stock after the Distribution Record Date. Among other things, the Plan will result in the cancellation of the Old Common Stock of the Company on the Effective Date. As of November 9, 2004, the Company had 5,238,688 shares of Old Common Stock outstanding. As further described below, in connection with the Plan, the holders of Allowed Interests on account of Old Common Stock as of the close of business on the Distribution Record Date will receive New Warrants to purchase up to 523,869 shares of New Common Stock. In addition, the holders of Allowed Claims in Class 7 (Old Senior Subordinated Note Claims) will receive in exchange for such Allowed Claims approximately 2,928,571 shares of New Common Stock on the Effective Date. On the Effective Date, pursuant to a rights offering and a commitment agreement, which are not part of the Plan, the reorganized Company expects that 8,500,000 shares of New Preferred Stock will be issued to certain holders of Old Senior Subordinated Notes and certain third party accredited investors.

The 8,500,000 shares of New Preferred Stock and the approximately 2,928,571 shares of New Common Stock will represent approximately 74.4%, and 25.6%, respectively, of the total equity in the reorganized Company as of the Effective Date.

On the Effective Date, the reorganized Company expects that (a) 523,869 shares of New Common Stock will be reserved for issuance upon exercise of the New Warrants, (b) approximately 17,233,091 shares of New Common Stock will be initially reserved for issuance upon conversion of the New Preferred Stock (which number consists of 8,500,000 shares initially reserved for issuance upon conversion of the 8,500,000 shares of New Preferred Stock to be issued on the Effective Date plus additional shares reserved for issuance as a result of the accretion of dividends thereon through the fifth anniversary of the Effective Date) and (c) 1,328,049 shares of New Common Stock will be reserved for issuance under the Management Stock Plan, a portion of which are expected to be granted shortly following the Effective Date.

The cash required to make the cash distributions under the Plan will be funded, in general, from (a) the Reorganized Debtors’ cash balances and operations and (b) the Confirmation Facility. The proceeds from the issuance of the New Preferred Stock, along with funds borrowed under the Confirmation Facility, will be used to redeem the Old Senior Secured Notes (after Reinstatement of such Notes under the Plan on the Effective Date) in accordance with the optional redemption provisions of the Old Senior Secured Notes Purchase Agreement.

The Effective Date is anticipated to be in late December 2004 or early January 2005. However, under the terms of the Plan, there are certain conditions precedent to the effectiveness of the Plan. Conditions to effectiveness of the Plan include, among others, the execution and delivery of the documentation effectuating the Confirmation Facility and the receipt of at least $85 million in connection with the issuance of the New Preferred Stock.

Below is a summary of the distributions to be made to holders of Allowed Claims and Interests under the Plan:

Description of Claims or Interests	Treatment
Administrative Claims	Unimpaired. Except as specified in Section III.A.1 of the Plan, and subject to the bar date provisions therein, unless otherwise agreed by the holder of an Administrative Claim and the applicable Debtor or Reorganized Debtor or unless an order of the Bankruptcy Court provides otherwise, each holder of an Allowed Administrative Claim will receive, in full satisfaction of its Administrative Claim, Cash equal to the amount of such Allowed Administrative Claim either (a) on the Effective Date or (b) if the Administrative Claim is not allowed as of the Effective Date, 30 days after the date on which an order allowing such Administrative Claim becomes a Final Order or a Stipulation of Amount and Nature of Claim is executed by the applicable Reorganized Debtor and the holder of the Administrative Claim.

Priority Tax Claims	Unimpaired. Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the holder of a Priority Tax Claim and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Priority Tax Claim will receive, in full satisfaction of its Priority Tax Claim, deferred Cash payments over a period not exceeding six years from the date of assessment of such Priority Tax Claim in a principal amount equal to the amount of its Priority Tax Claim. Payments will be made in equal quarterly installments of principal (commencing on the later of the first Quarterly Distribution Date or the first Quarterly Distribution Date following the date such Claim becomes an Allowed Claim), plus simple interest accruing from the Effective Date at 5% per annum on the unpaid portion of each Allowed Priority Tax Claim (or upon such other terms determined by the Bankruptcy Court to provide the holders of Priority Tax Claims with deferred Cash payments having a value, as of the Effective Date, equal to the Allowed amount of such Priority Tax Claims). The Reorganized Debtors will have the right to pay any Allowed Priority Tax Claim, or any remaining balance of such Priority Tax Claim, in full at any time on or after the Effective Date, without premium or penalty.

Class 1 (Priority Claims): Consists of all Claims against any Debtor entitled to priority in payment under Section 507(a) of the Bankruptcy Code that are not an Administrative Claim or a Priority Tax Claim.	Unimpaired. On the Effective Date, each holder of an Allowed Claim in Class 1 will receive Cash equal to the amount of such Allowed Claim, unless the holder of such Claim and the applicable Debtor or Reorganized Debtor agree to a different treatment.

Class 2 (Vessel Term Loan Claims): Consists of all Claims against a Debtor under or evidenced by the Vessel Term Loan Agreement.	Unimpaired. On the Effective Date, the Vessel Term Loan Agreement will be Reinstated in accordance with Section I.A.91.b of the Plan. In addition, each holder of an Allowed Vessel Term Loan Claim shall be entitled to retain any amounts paid to it or on its behalf as adequate protection (and receive and retain any other amounts that as of the Effective Date are due as adequate protection under the First Final DIP Order, the Second Final DIP Order or any other Final Order of the Bankruptcy Court but not previously paid).

Class 3 (Old Senior Secured Note Claims): Consists of all Claims against a Debtor under or evidenced by the Old Senior Secured Notes Purchase Agreement, including any Claims pursuant to any guaranty agreement.

Unimpaired. On the Effective Date, the Old Senior Secured Notes and the Old Senior Secured Notes Purchase Agreement will be Reinstated pursuant to Section I.A.91.b of the Plan and section 1124(2) of the Bankruptcy Code, and any and all defaults thereunder shall be cured with a Cash payment equal to the accrued and unpaid interest (including paid-in-kind interest) on the Old Senior Secured Notes at the non-default rate through the Effective Date. Immediately thereafter, the Reinstated Old Senior Secured Notes will be redeemed and satisfied in full by the Reorganized Debtors with a Cash payment of 106% of principal amount of the Old Senior Secured Notes (which, for purposes of calculating the 6% prepayment premium, such principal amount shall include paid-in-kind interest, including any paid-in-kind interest paid on the Effective Date in connection with Reinstatement) and a Cash payment of any accrued and unpaid interest thereon at the non-default rate through the date of such payment, in accordance with the terms of the Old Senior Secured Notes Purchase Agreement.

Each holder of an Allowed Senior Secured Note Claim may retain any amounts paid to it or on its behalf as adequate protection (and receive and retain any other amounts that as of the Effective Date are due as adequate protection under the First Final DIP Order or the Second Final DIP Order but not previously paid); provided, however, that the Debtors reserve the right to seek to have some or all of such amounts applied to the principal balance of a holder’s Old Senior Secured Note Claim.

In addition, to the extent that attorneys’ fees and expenses for Ad Hoc Noteholders’ Committee and/or the predecessor thereto remain outstanding as of the Effective Date, such attorneys may submit a request for the payment of such reasonable fees and expenses as follows: (a) such attorneys shall provide reasonable detail in support of their respective Claims to the parties identified in Section XIII.G of the Plan no later than ten days after the Effective Date; (b) such parties shall have the right to File objections to such Claims based on a “reasonableness” standard and/or the terms of the Old Senior Secured Notes and the Old Senior Secured Notes Purchase Agreement within 20 days after receipt of supporting documentation; and (c) the Reorganized Debtors shall pay any such Claims by the later of (i) 30 days after the receipt of supporting documentation from such attorneys or (ii) ten Business Days after the resolution of any objections to the Claims of such attorneys. The Reinstatement of the Old Senior Secured Notes under the Plan and any distributions under such notes will not be affected or reduced on account of the payment of reasonable attorneys’ fees and expenses pursuant to Section III.B.3 of the Plan.

Class 4 (Other Secured Claims): Consists of all Secured Claims against any Debtor other than a Prepetition Bank Loan Claim, an Old Senior Secured Note Claim or a Vessel Term Loan Claim.

Unimpaired. On the Effective Date, unless otherwise agreed by a Claim holder and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Claim in Class 4 will receive treatment on account of such Allowed Claim in the manner set forth in Option A, B or C below, at the election of the applicable Debtor. The applicable Debtor will be deemed to have elected Option B except with respect to any Allowed Claim as to which the applicable Debtor elects Option A or Option C in one or more certifications Filed prior to the conclusion of the Confirmation Hearing.

Option A: On the Effective Date, Allowed Claims in Class 4 with respect to which the applicable Debtor elects Option A will be paid in Cash in full.

Option B: On the Effective Date, Allowed Claims in Class 4 with respect to which the applicable Debtor elects or is deemed to have elected Option B will be Reinstated.

Option C: On the Effective Date, a holder of an Allowed Claim in Class 4 with respect to which the applicable Debtor elects Option C will be entitled to receive (and the applicable Debtor shall release and transfer to such holder) the collateral securing such Allowed Claim.

Class 5 (General Unsecured Claims): Consists of all Claims that are not an Administrative Claim, Cure Amount Claim, Priority Claim, Priority Tax Claim, Prepetition Bank Loan Claim, Old Senior Secured Note Claim, Vessel Term Loan Claim, Other Secured Claim, Old Senior Subordinated Note Claim or MLO Claim.	Unimpaired. On the Effective Date, holders of Allowed General Unsecured Claims, at the election of the applicable Debtor or Reorganized Debtor, will (a) receive Cash equal to the principal amount of its Allowed General Unsecured Claim or (b) have the principal amount of its Allowed General Unsecured Claim Reinstated. On the Effective Date, all Tort Claims will be Reinstated in accordance with Section I.A.91.a of the Plan.

Class 6 (MLO Claims): Consists of all Claims against a Debtor under or evidenced by the MLO Contract.	Impaired. The MLO Contract will be amended as set forth on Exhibit III.C.2 of the Plan and, as the Effective Date, will be assumed (as amended) by Reorganized Oglebay pursuant to Section V.A of the Plan and section 365 of the Bankruptcy Code. The MLO Claims will be paid in accordance with the amended MLO Contract.

Class 7 (Old Senior Subordinated Note Claims): Consists of all Claims against a Debtor under or evidenced by the Old Senior Subordinated Note Indenture, including any Claims pursuant to any guaranty agreement.	Impaired. The Old Senior Subordinated Note Claims will be allowed in the aggregate amount of $105,611,111.11. On the Effective Date (but subsequent to the redemption of the Reinstated Old Senior Secured Notes as described in Article III of the Plan), each holder of an Allowed Old Senior Subordinated Note Claim will receive in respect of such Allowed Claim against all of the Debtors its Pro Rata share of approximately 2,928,571 shares of New Common Stock.

Class 8 (Intercompany Claims): Consists of any Claim by any Debtor against another Debtor.	Impaired. No property will be distributed to the holders of Allowed Intercompany Claims.

Class 9 (Subsidiary Debtor Equity Interests): Consists of, as to a particular Subsidiary Debtor, any Interests in such Debtor.	Unimpaired. On the Effective Date, the Subsidiary Debtor Equity Interests will be Reinstated, subject to the Restructuring Transactions.

Class 10 (Old Common Stock of Oglebay): Consists of Interests in respect of the Old Common Stock of Oglebay and any Claims related thereto.	Impaired. Each holder of an Allowed Interest on account of Old Common Stock of Oglebay will receive New Warrants to purchase one-tenth (1/10th) of a share of New Common Stock for each share of Old Common Stock held on the Distribution Record Date. A holder of Old Common Stock of Oglebay who does not hold an Allowed Interest on the Distribution Record Date will not receive any New Warrants.

Information as to the assets and liabilities of the Company as of September 30, 2004 is filed as Exhibit 99.2 hereto and incorporated herein by this reference. Such information has been extracted from the unaudited consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 as filed with the Securities and Exchange Commission (the “2004 Third Quarter Form 10-Q”) and should be read in conjunction with such financial statements, including the notes thereof, and the additional financial information set forth in Part 1, Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the 2004 Third Quarter Form 10-Q.

Safe Harbor

Certain statements contained in this report are “forward-looking” in that they reflect management’s expectations and beliefs regarding the future performance of the Company and its operating segments. Such forward-looking statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the Company. The Company believes that the continuing risks associated with the consummation of the Company’s emergence from protection under Chapter 11 of the U.S. Bankruptcy Code, including the satisfaction of conditions to that emergence, among others, could cause actual results to differ materially from those expressed or implied by forward-looking statements made by or on behalf of the Company.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
2.01	Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession, as modified and filed with the United States Bankruptcy Court for the District of Delaware on July 30, 2004 (Case No. 04-10558 (JBR)) (incorporated herein by reference to Exhibit 2.2 to Registrant’s Current Report on Form 8-K (Commission No. 000-32665) filed on August 11, 2004).

2.02	Second Amended Modifications to Second Amended Joint Plan of Debtors and Debtors in Possession.

99.1	Press release announcing confirmation of the Company’s Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession published November 16, 2004.

99.2	Condensed Consolidated Balance Sheet of Oglebay Norton Company and Subsidiaries as of September 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLEBAY NORTON COMPANY

By:	/s/ Rochelle F. Walk
Name:	Rochelle F. Walk
Title:	Vice President, General Counsel and Secretary

Date: November 19, 2004

EXHIBIT INDEX

Exhibit Number	Description
2.01	Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession, as modified and filed with the United States Bankruptcy Court for the District of Delaware on July 30, 2004 (Case No. 04-10558 (JBR)) (incorporated herein by reference to Exhibit 2.2 to Registrant’s Current Report on Form 8-K (Commission No. 000-32665) filed on August 11, 2004).

2.02	Second Amended Modifications to Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession.

99.1	Press release announcing confirmation of the Company’s Second Amended Joint Plan of Reorganization of Debtors and Debtors In Possession published November 16, 2004.

99.2	Condensed Consolidated Balance Sheet of Oglebay Norton Company and Subsidiaries as of September 30, 2004.

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